Exhibit 4.8

FORM 51-102F3

MATERIAL CHANGE REPORT

Item 1. Name and Address of Company

Western Copper and Gold Corporation (the “Company”)

Suite 907 – 1030 West Georgia Street

Vancouver, BC V6E 2Y3

Item 2. Date of Material Change

June 13, 2025

Item 3. News Release

A news release was disseminated through Canada Newswire on June 16, 2025, and subsequently filed under the Company’s profile on SEDAR+.

Item 4. Summary of Material Change

On June 16, 2025, the Company announced an extension and revision of its investor rights agreement (the “IRA”) with Rio Tinto Canada Inc. (“Rio Tinto”).

Item 5. Full Description of Material Change

5.1 Full Description of Material Change

On June 16, 2025, the Company announced an extension and revision of the IRA with the Company entering into an amended and restated investor rights agreement (the “Amended IRA”) with Rio Tinto. Most notably under the Amended IRA, Rio Tinto will continue to hold a seat on the Casino Technical and Sustainability Committee, along with one representative from Mitsubishi Materials Corporation and three from the Company, to promote ongoing technical collaboration. Rio Tinto’s existing standstill and trading restrictions, along with certain other obligations, will remain in effect, while the previous board observer right and potential board seat right have been extinguished. The Amended IRA will expire on the earlier of November 30, 2026 or when Rio Tinto’s ownership falls below 5%.

5.2 Disclosure for Restructuring Transactions

Not applicable.

Item 6. Reliance on Section 7.1(2) of National Instrument 51-102

Not applicable.

Item 7. Omitted Information

There is no information of a material nature that has been omitted.

Item 8. Executive Officer

Contact:	Mike Psihogios
Phone:	(416) 476-7627

Item 9. Date of Report

June 16, 2025

Cautionary Note Regarding Forward-Looking Statements

This material change report includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date of this material change report. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “plans”, “projects”, “intends”, “estimates”, “envisages”, “potential”, “possible”, “strategy”, “goals”, “opportunities”, “objectives”, or variations thereof or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved, or the negative of any of these terms and similar expressions. Such forward-looking statements herein include statements regarding the ongoing rights and obligations of Rio Tinto and the progression of the Casino Project.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual events to be materially different from those expressed or implied by such statements. Such factors include but are not limited to the risk of unforeseen challenges in advancing the Casino project, potential impacts on operational continuity, changes in general market conditions that could affect the Company’s performance; and other risks and uncertainties disclosed in the Company’s annual information form and Form 40-F for the most recently completed financial year and its other publicly filed disclosure documents.

Forward-looking statements are based on assumptions management believes to be reasonable, such assumptions and factors as set out herein, and in the Company’s annual information form and Form 40-F for the most recently completed financial year and its other publicly filed disclosure document.

Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, other factors may cause results to be materially different from those anticipated, described, estimated, assessed or intended. These forward-looking statements represent the Company’s views as of the date of this material change report. There can be no assurance that any forward-looking statements will be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Company does not intend to and does not assume any obligation to update forward-looking statements other than as required by applicable law.